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                                                                  Exhibit 10.9.2


                         INTERSTATE HOTELS CORPORATION

                 EMPLOYEE'S NONQUALIFIED STOCK OPTION AGREEMENT
                 ----------------------------------------------

                                   RECITALS:
                                   --------

          A. *(the "Optionee") is an officer, employee, independent director or other key person (including consultants and prospective employees) of Interstate Hotels Corporation (the "Company") or a Subsidiary.

          B. The Optionee has been selected as a participant in the Interstate Hotels Corporation 1999 Equity Incentive Plan (the "Plan").

          C. The Board of Directors of the Company (the "Board") has authorized the execution of a stock option agreement in the form hereof as of ____________, 1999 (the "Date of Grant").

          D. The option granted hereby is intended to be a nonqualified stock option and will not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986.

          NOW, THEREFORE, pursuant to the Plan and subject to the terms and conditions thereof and to the terms and conditions herein set forth, the Company hereby grants to the Optionee a Nonqualified Option (the "Option") to purchase * shares of Class A Common Stock of the Company (the "Option Shares") at an exercise price per Option Share equal to $____ (the "Exercise Price").

     1. VESTING OF OPTION. (a) Unless terminated as hereinafter provided, the Option will become exercisable cumulatively to the extent of one-third of the Option Shares after each of the first three anniversaries of the Date of Grant for so long as the Optionee remains in the continuous employ of the Company or a Subsidiary. For the purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Optionee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence approved by the Company.

          (b) Notwithstanding the provisions of Section 1(a) hereof, if the Optionee's employment with the Company or a Subsidiary terminates prior to the third anniversary of the Date of Grant by reason of his or her death or disability, or if the Optionee's employment with the Company or a Subsidiary is terminated by the Company or a Subsidiary prior to the third anniversary of the Date of Grant for any reason other than Cause, the Option will become fully exercisable.
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          (c) Notwithstanding the provisions of Sections 1(a) and 1(b) hereof, if a Change in Control occurs while the Optionee is employed by the Company or a Subsidiary and prior to the termination of the Option as provided in Section 2 hereof, the Option will thereupon become fully exercisable. As used herein, the term "Change in Control" has the meaning ascribed to it in the Plan unless the Optionee has entered into a written employment agreement with the Company or a Subsidiary and such employment agreement contains a definition of "Change in Control," "Change of Control" or similar term that is different from that contained in the Plan, in which case, during the term of such employment agreement, the term "Change in Control" as used in this Agreement will have the meaning ascribed to such term (or similar term) in the employment agreement.

          (d) To the extent that the Option becomes exercisable in accordance with the terms of this Section 1, it may be exercised in whole or in part from time to time thereafter.

     2. TERMINATION OF OPTION. The Option will terminate automatically and without further action on the earliest of the following dates:

          (a) the date of the voluntary termination by the Optionee of his or her employment with the Company or a Subsidiary;

          (b) the date of the termination by the Company or a Subsidiary of the Optionee's employment for Cause;

          (c) 360 days after the termination of the Optionee's employment with the Company or a Subsidiary by reason of his or her death;

          (d) 180 days after the termination of the Optionee's employment with the Company or a Subsidiary by reason of his or her disability;

          (e) 30 days after the termination by the Company or a Subsidiary of the Optionee's employment therewith for any reason other than as described in
Section 2(b) hereof; or

          (f) ten years after the Date of Grant, if the Optionee remains in the continuous employ of the Company or a Subsidiary during that ten-year period.

     3. PAYMENT OF EXERCISE PRICE. The Exercise Price may be paid (a) in cash, by certified or bank check or other cash equivalent acceptable to the Board of Directors of the Company or the committee thereof responsible for the administration of the Plan (in either case, the "Administrator"), (b) by actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Class A Common Stock of the Company ("Stock") that have been purchased by the Optionee on the open market or that have been owned by the Optionee for at least six months prior to the date of exercise, or (c) by any combination of the foregoing methods of payment. Nonforfeitable, nonrestricted shares of Stock that are transferred by the Optionee in payment of all or any part of the Exercise Price will be valued on the basis of their fair market value as determined by the Administrator from time to time. The requirement of payment in cash will be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Administrator with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the Option Shares that are being


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purchased pursuant to the exercise so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Exercise Price and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Exercise Price not later than the date on which the sale transaction will settle in the ordinary course of business.

     4. COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable securities laws; provided, however, that notwithstanding any other provision of this agreement, the Option will not be exercisable if the exercise thereof would result in a violation of any such law.

     5. RIGHT TO TERMINATE EMPLOYMENT AND ADJUST COMPENSATION. No provision of this agreement will limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.

     6. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Optionee under this Agreement or the Plan will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

     7. THE PLAN. The Option evidenced hereby will be subject to the provisions of the Plan, including without limitation the provisions thereof relating to the transferability and exercisability of Option rights (including the Option), adjustments and withholding taxes, as the Plan may from time to time be amended, provided, however, that no such amendment adversely affects the rights of the Optionee hereunder without the Optionee's written consent thereto.

     8. SEVERABILITY. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

     9. GOVERNING LAW. This Agreement is made under, and will be construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principle of conflict of laws of such Commonwealth.

     10. CERTAIN DEFINITIONS. "Cause" means any act or omission by the Optionee that constitutes cause for termination of employment under any employment agreement or employment letter between the Optionee and the Company or any Subsidiary.

     This Agreement is executed by the Company on this____day of_____________, 1999, effective as of the Date of Grant.


                                                   INTERSTATE HOTELS CORPORATION



                                                   BY___________________________

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The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.



Date:_____________________         ______________________________
                                              Optionee

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